UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrants as specified in their charters)

Delaware Delaware	1-36756 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2017, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (“Lamar Advertising” or the “Company”), entered into a Third Restatement Agreement (the “Third Restatement Agreement”) with Lamar Advertising, certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders named therein, under which the parties agreed to amend and restate Lamar Media’s existing senior credit facility (the “Existing Credit Agreement”) on the terms set forth in the Third Amended and Restated Credit Agreement attached as Exhibit A to the Third Restatement Agreement (such Third Amended and Restated Credit Agreement together with the Third Restatement Agreement being herein referred to as the “Amended Senior Credit Agreement”; all capitalized words used herein without definition have the meanings assigned in the Amended Senior Credit Agreement).

Pursuant to the Amended Senior Credit Agreement, all outstanding term A loans under the Existing Credit Agreement are repaid in full and all existing revolving commitments under the Existing Credit Agreement are terminated. The Amended Senior Credit Agreement establishes in favor of Lamar Media (i) a new $450 million aggregate principal amount senior secured Revolving Credit Commitment, which will mature on May 15, 2022, (ii) a new $450 million Term A Loan facility, which will mature on May 15, 2022, and (iii) an incremental facility pursuant to which Lamar Media may incur additional term loan tranches or increase its revolving credit facility subject to pro forma compliance with the Secured Debt Ratio (as defined below) financial maintenance covenant. The Amended Senior Credit Agreement also makes certain other changes to the Existing Credit Agreement.

Lamar Media borrowed all $450 million in Term A Loans on May 15, 2017. The net loan proceeds, together with borrowings under the revolving portion of the senior credit facility and cash on hand, were used to repay all outstanding amounts under the Existing Credit Agreement.

The Term A Loans will begin amortizing on September 30, 2017 in quarterly installments paid on such date and on each December 31, March 31, June 30 and September 30, thereafter, as follows:

Principal Payment Date	Principal Amount
September 30, 2017 - June 30, 2019	$5,625,000
September 30, 2019 - June 30, 2020	$8,437,500
September 30, 2020 - March 31, 2022	$16,875,000
Term A Loan Maturity Date	$253,125,000

For each Borrowing of Term A Loans, Lamar Media can elect whether such Term A Loans bear interest at (i) the Adjusted Base Rate plus (a) .75%, or (b) .50% at any time that the Total Debt Ratio is less than 3.25 to 1 as of the last day of the most recently ended fiscal quarter for which Lamar Media has delivered financial statements, or (ii) the Adjusted LIBO Rate plus (a) 1.75%, or (b) 1.50% at any time that the Total Debt Ratio is less than 3.25 to 1 as of the last day of the most recently ended fiscal quarter for which Lamar Media has delivered financial statements.

Under the Amended Senior Credit Agreement, the “Total Debt Ratio” is, as of any date, the ratio of (a) all Indebtedness (including Subordinated Indebtedness and any convertible debt) of Lamar Advertising and its Subsidiaries (other than any Unrestricted Subsidiary) (determined on a consolidated basis without duplication in accordance with GAAP) on such date, minus, the lesser of (x) $150,000,000 and (y) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising, Lamar Media, and its Restricted Subsidiaries determined on a consolidated basis with GAAP as of such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

In addition, under the Amended Senior Credit Agreement, Lamar Media is required to maintain a Secured Debt Ratio no higher than 3.00 to 1, where “Secured Debt Ratio” is defined as follows: as of any date, the ratio of (i) all Indebtedness of Lamar Advertising, Lamar Media and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date that is secured by any liens on any assets of Lamar Advertising, Lamar Media or any Restricted Subsidiary, minus the lesser of (a) $150,000,000 and (b) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising, Lamar Media and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date, to (ii) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date for which financial statements are available or were required to be delivered under the Amended Senior Credit Agreement.

The amended definition of “EBITDA” in the Amended Senior Credit Agreement is as follows: “EBITDA” means, for any period, operating income for Lamar Advertising and its Subsidiaries (other than any Unrestricted Subsidiary) (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated (A) before (i) taxes, (ii) Interest Expense, (iii) depreciation, (iv) amortization, (v) any other non-cash income or charges accrued for such period, (vi) charges and expenses in connection with the Transactions, any actual or proposed acquisition, disposition or Investment (excluding, in each case, purchases and sales of advertising space and operating assets in the ordinary course of business) and any actual or proposed offering of securities, incurrence or repayment of Indebtedness (or amendment to any agreement relating to Indebtedness), including any refinancing thereof, or recapitalization and (vii) any loss or gain relating to amounts paid or earned in cash prior to the stated settlement date of any Swap Agreement that has been reflected in operating income for such period) and (B) after giving effect to the amount of cost savings, operating expense reductions and other operating improvements or synergies projected by Lamar Media in good faith to be realized as a result of any Acquisition, Investment, merger, amalgamation or Disposition within 18 months of any such Acquisition, Investment, merger, amalgamation or Disposition, net of the amount of actual benefits realized during such period from such action; provided, (a) the aggregate amount for all such cost savings, operating expense reductions and other operating improvements or synergies shall not exceed an amount equal to 15% of EBITDA for the applicable four quarter period and (b) any such adjustment to EBITDA may only take into account cost savings, operating expense reductions and other operating improvements or synergies that are (I) directly attributable to such Acquisition, Investment, merger, amalgamation or Disposition, (II) expected to have a continuing impact on Lamar Media and its Restricted Subsidiaries and (III) factually supportable, in each case all as certified by the chief financial officer of Lamar Media) on behalf of Lamar Media, and excluding (except to the extent received or paid in cash by Lamar Advertising or any of its Subsidiaries (other than any Unrestricted Subsidiary) income or loss attributable to equity in Affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any Casualty Events and Dispositions. For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded.

Under certain circumstances detailed in the Amended Senior Credit Agreement, notwithstanding the foregoing, if during any period for which EBITDA is being determined Lamar Advertising shall have consummated any Acquisition or Disposition, then EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

The foregoing description of the Amended Senior Credit Agreement, is qualified in its entirety by reference to the complete text of the Amended Senior Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Third Restatement Agreement, dated as of May 15, 2017, by and among Lamar Media Corp., Lamar Advertising Company, the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent (including the Second Amended and Restated Credit Agreement as Exhibit A thereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 19, 2017	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: May 19, 2017	LAMAR MEDIA CORP.

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Restatement Agreement, dated as of May 15, 2017, by and among Lamar Media Corp., Lamar Advertising Company, the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent (including the Second Amended and Restated Credit Agreement as Exhibit A thereto).